UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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EXCHANGE ACT OF 1934

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Tortoise Acquisition Corp.
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Hyliion Announces Robert M. Knight Jr. to Join Board of Directors

Former Union Pacific CFO brings public company and transportation experience

AUSTIN, Texas (Sept. 16, 2020)—Hyliion Inc. (Hyliion), a leader in electrified powertrain solutions for Class 8 commercial vehicles that has entered into a business combination agreement to merge with Tortoise Acquisition Corp. (TortoiseCorp) (NYSE: SHLL), today announced that Robert M. Knight Jr. will join the board of directors of the combined company upon the closing of the merger. Knight’s appointment is subject to TortoiseCorp shareholder approval.

Knight served as the chief financial officer of Union Pacific Corporation (NYSE: UNP), a transportation company that primarily operates one of the largest railroads in North America, from 2004 until his retirement in 2019. During that period, he was ranked as the Best CFO in the buy-side category of combined airfreight and surface transportation by Institutional Investor for the sixth consecutive year in its 2019 All-American Executive Team list.

“Rob Knight is well known and highly regarded as a top CFO in the transportation sector and we feel privileged that he has agreed to join our board,” said Thomas Healy, CEO and founder of Hyliion. “He brings decades of public company experience, and his knowledge of strategy development and finance in the transportation industry will be of immense benefit to Hyliion.”

Knight will serve as the chair of the audit committee. His appointment will bring the combined entity’s board to a total of seven members.

“Having spent my career in transportation, I share Hyliion’s vision for developing renewable natural gas-powered solutions and believe in the commercial potential of electrified powertrains,” Knight said. “I am delighted to be part of the company’s future.”

Upon the closing of Hyliion’s business combination with TortoiseCorp, Knight will join the other proposed members: Thomas Healy, CEO of Hyliion; Vince Cubbage, managing director at Tortoise Capital Advisors and CEO and chairman of TortoiseCorp; Stephen Pang, managing director and portfolio manager at Tortoise Capital Advisors and director of TortoiseCorp; Ed Olkkola, managing director at Teakwood Capital; Howard Jenkins, former chairman and CEO of Publix Super Markets; and Andrew H. Card Jr., former White House chief of staff and U.S. secretary of transportation.

Knight also serves as a director of Schneider National, Inc. (NYSE: SNDR), a transportation and logistics company, and Carrix, Inc., a privately held marine terminal and rail operator company. He joined Union Pacific in 1980 and held numerous leadership positions in the company prior to being named its CFO. He holds a bachelor’s degree in business administration from Kansas State University and a master’s degree in business administration from Southern Illinois University.

For more information on Hyliion, visit http://www.hyliion.com/.

About Hyliion

Headquartered in Austin, Texas, Hyliion’s mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of commercial transportation Class 8 vehicles by being the leading provider of electrified powertrain solutions. Leveraging advanced software algorithms and data analytics capabilities, Hyliion offers fleets an easy, efficient system to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. It designs, develops and sells electrified powertrain solutions that are designed to be installed on most major Class 8 commercial vehicles, with the goal of transforming the commercial transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding TortoiseCorp’s proposed acquisition of Hyliion, TortoiseCorp’s ability to consummate the transaction and the combined company’s strategy, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, TortoiseCorp and Hyliion disclaim any duty to update any forward looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. TortoiseCorp and Hyliion caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of TortoiseCorp and Hyliion. In addition, TortoiseCorp cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the agreements related thereto; (ii) the outcome of any legal proceedings that may be instituted against TortoiseCorp or Hyliion; (iii) the inability to complete the business combination due to the failure to obtain approval of the shareholders of TortoiseCorp, or other conditions to closing in the transaction agreement; (iv) the risk that the proposed business combination disrupts TortoiseCorp’s or Hyliion’s current plans and operations; (v) Hyliion’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Hyliion to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) changes in applicable laws or regulations; and (viii) the possibility that Hyliion may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in TortoiseCorp’s periodic filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. TortoiseCorp’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

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MEDIA CONTACT

For Hyliion:

Danielle South

Danielle@redfancommunications.com

512-662-7078

For Tortoise Acquisition Corp:

Deborah Kostroun

deborah@zitopartners.com

201-403-8185

FOR INVESTORS

Bob Gujavarty

bob.gujavarty@hyliion.com

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